Exhibit 21.1
SUBSIDIARY LIST (BY JURISDICTION)

California

Bay Rincon, L.P.
Foxchase Drive San Jose Partners II, L.P.
San Francisco Bay Partners II, Ltd.
San Francisco Bay Partners III, L.P.
Toyon Road San Jose Partners, L.P.

Connecticut

Bronxville West, LLC
Forestbroad LLC
Smithtown Galleria Associates Limited Partnership
Town Close Associates Limited Partnership
Town Grove, LLC

Delaware

4600 Eisenhower Avenue, LLC
AIV I, LLC
Avalon Arbor, LLC
Avalon California Value I, LLC
Avalon California Value II, LLC
Avalon California Value III, LLC
Avalon California Value IV, LLC
Avalon California Value V, LLC
Avalon Del Rey Apartments, LLC
Avalon DownREIT V, L.P.
Avalon Estates LLC
Avalon Fremont LLC
Avalon Gold, LLC
Avalon Grosvenor, L.P.
Avalon Hathorne, LLC
Avalon Illinois Value I, LLC
Avalon Illinois Value II, LLC
Avalon Lowlands, LLC
Avalon Maryland Value I, LLC
Avalon New Rochelle II, LLC
Avalon Park Tower, LLC
Avalon Riverview I, LLC
Avalon Riverview North, LLC
Avalon Shipyard, LLC
Avalon Terrace LLC
Avalon Upper Falls Limited Partnership
Avalon Upper Falls, LLC
Avalon Washington Value Ravenswood, LLC
Avalon WFS, LLC
AvalonBay Redevelopment LLC
AvalonBay VAF Acquisition, LLC
AvalonBay Value Added Fund, L.P.
Bay Countrybrook L.P.
Bay Pacific Northwest, L.P.
CVP I, LLC
CVP II, LLC
CVP III, LLC
Chrystie Venture Partners, LLC
Downtown Manhattan Residential LLC

Dune Beach Associates, LLC
Glen Cove Development LLC
Glen Cove II Development LLC
MVP I, LLC
Pleasant Hill Manager, LLC
Tyson’s West, LLC
Wheaton Plaza, LLC
WLBVP, LLC

District of Columbia

4100 Massachusetts Avenue Associates, L.P.

Maryland

AVB Service Provider, Inc.
Avalon at Chestnut Hill, Inc.
Avalon at Great Meadow, Inc.
Avalon at St. Clare, Inc.
Avalon 4100 Massachusetts Avenue, Inc.
Avalon BFG, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon Cohasset, Inc.
Avalon Collateral, Inc.
Avalon Commons, Inc.
Avalon Decoverly, Inc.
Avalon DownREIT V, Inc.
Avalon Estates TRS, Inc.
Avalon Fremont TRS, Inc.
Avalon Fairway Hills I Associates
Avalon Fairway Hills II Associates
Avalon Fairway II, Inc.
Avalon Grosvenor LLC
Avalon Hingham PM, Inc.
Avalon Mills, Inc.
Avalon Oaks West, Inc.
Avalon Oaks, Inc.
Avalon Promenade, Inc.
Avalon Rock Spring Associates, LLC
Avalon Sharon, Inc.
Avalon Town Green II, Inc.
Avalon Town Meadows, Inc.
Avalon Town View, Inc.
Avalon University Station I, LLC
Avalon University Station II, LLC
Avalon Upper Falls Limited Dividend Corporation
Avalon Village North, Inc.
Avalon Village South, Inc.
Avalon Wilson Blvd, Inc.
AvalonBay Arna Valley, Inc.
AvalonBay Capital Management, Inc.
AvalonBay Construction Services, Inc.
AvalonBay Grosvenor, Inc.
AvalonBay Ledges, Inc.
AvalonBay Milford II Development, Inc.
AvalonBay NYC Development, Inc.
AvalonBay Orchards, Inc.
AvalonBay Parking, Inc.
AvalonBay Shrewsbury, Inc.

AvalonBay Traville, LLC
AvalonBay Value Added Fund, Inc.
AVB Development Transactions, Inc.
AVB West Long Branch, Inc.
Bay Asset Group, Inc.
Bay Development Partners, Inc.
Bay GP, Inc.
Bay Waterford, Inc.
Georgia Avenue, Inc.
JP Construction in Milford, Inc.
Juanita Construction, Inc.
Lexington Ridge-Avalon, Inc.
Shady Grove Road Property, LLC
Traville Senior Living, LLC

Massachusetts

AvalonBay BFG Limited Partnership

New Jersey

Quakerbridge Road Development, LLC
Town Cove II Jersey City Urban Renewal, Inc.
Town Cove Jersey City Urban Renewal, Inc.
Town Run Associates

Virginia

Arna Valley View Limited Partnership
Avalon Decoverly Associates Limited Partnership